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                                                                       Exhibit 5








                         DRINKER BIDDLE & SHANLEY LLP
                               500 Campus Drive
                        Florham Park, New Jersey 07932

June 7, 2002

The Chubb Corporation
15 Mountain View Road
Warren, New Jersey 07061


        Re:    The Chubb Corporation
               Global Employee Stock Purchase Plan (2001)


Ladies and Gentlemen:

        We have acted as special counsel to The Chubb Corporation, a New Jersey corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 7,900,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share, issuable pursuant to the Company's Global Employee Stock Purchase Plan (2001) (the "Plan").

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

        Based upon the foregoing, we are of the opinion that:

        1. The Company is validly existing under the laws of the State of New Jersey.

        2. The Shares have been duly authorized and, when issued in the manner and for the consideration contemplated by the Plan, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not




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The Chubb Corporation
June __, 2002
Page 2






admit that we are persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                            Very truly yours,

                                            /s/DRINKER BIDDLE & SHANLEY LLP